EX 99.1

FOR FURTHER INFORMATION CONTACT:

FOR IMMEDIATE RELEASE

Frank ten Brink  847-607-2012

Conference call to be held February 3, 2011 at 4:00 p.m. Central time – Dial 866-516-6872 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available through March 3rd by dialing 800-642-1687, access code 34569946. To hear a live simulcast of the call over the internet on www.earnings.com, or to access an audio archive of the call, go to the Investors page on Stericycle’s website at www.stericycle.com.

STERICYCLE, INC. REPORTS RESULTS

FOR FOURTH QUARTER 2010 AND FULL YEAR

Lake Forest, Illinois, February 3, 2011—Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the fourth quarter of 2010.

Revenues for the quarter ended December 31, 2010 were $393.5 million, up 25.5% from $313.5 million from the same quarter last year. Acquisitions less than 12 months old contributed approximately $32.5 million to the growth in revenues.  Impact from unfavorable foreign exchange in the quarter was $1.0 million.  Gross profit was $182.5 million, up 24.0% from $147.1 million in the fourth quarter last year. Gross profit as a percent of revenue was 46.4% compared with 46.9% in the fourth quarter of 2009.

Net income attributable to Stericycle for the fourth quarter of 2010 was $50.0 million or $0.57 per diluted share compared with $44.6 million or $0.52 per diluted share for the fourth quarter of 2009.  GAAP net income attributable to Stericycle for the fourth quarter of 2010 reflected various adjustments which, taken together, resulted in non-GAAP earnings per diluted share of $0.69 (see table below). This was a 25.1% increase from our non-GAAP earnings per share of $0.55 in the fourth quarter of 2009.

FULL YEAR RESULTS

For the year ending December 31, 2010, revenues were $1.44 billion, up 22.2% from $1.18 billion in the same period last year. Impact from favorable foreign exchange compared with the same period last year was $2.5 million.  Gross profit was $667.4 million, up 20.8% from $552.4 million in the same period last year. Gross profit as a percent of revenue was 46.4% compared with 46.9% in 2009. GAAP earnings per diluted share increased 18.0% to $2.39 from $2.03 per diluted share in the same period last year.  Non-GAAP earnings per diluted share, when adjusted for various adjustments, increased to $2.52 from $2.09, or 20.3% (see table below):

* In accordance with U.S. generally accepted accounting principles (GAAP), reported earnings per share include the after-tax impact of the items identified in this table. For internal purposes, including the determination of management compensation, the Company excludes these items from results when evaluating operating performance. This table and the Company’s internal use of non-GAAP earnings per share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share.

Cash flow from operations was $325.7 million for the full year of 2010, which includes $23 million of cash to be used for recalled product reimbursement.

For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of medical waste collection and treatment and increases in transportation and other operating costs, as well as the other factors described in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands, except share and per share data
	December 31,
	2010	2009
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash and cash equivalents *	$77,053	$15,767
Short-term investments	18,471	1,131
Accounts receivable, less allowance for doubtful accounts of $10,845 in 2010 and $8,709 in 2009	215,420	179,770
Deferred income taxes	15,822	14,087
Prepaid expenses	16,038	12,421
Other current assets	24,882	23,364
Total Current Assets	367,686	246,540
Property, Plant and Equipment, net	267,971	246,154
Other Assets:
Goodwill	1,595,764	1,394,091
Intangible assets, less accumulated amortization of $28,394 in 2010 and $18,546 in 2009	375,174	269,454
Other	35,918	26,564
Total Other Assets	2,006,856	1,690,109
Total Assets	$2,642,513	$2,182,803

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$88,899	$78,026
Accounts payable	54,777	47,608
Accrued liabilities	149,355	92,226
Deferred revenues	14,455	14,954
Total Current Liabilities	307,486	232,814
Long-term debt, net of current portion	1,014,222	910,825
Deferred income taxes	224,399	171,744
Other liabilities	13,315	10,247
Shareholders' Equity:
Common stock (par value $.01 per share, 120,000,000 shares authorized, 85,242,387 issued and outstanding in 2010, 84,715,005 issued and outstanding in 2009)	852	847
Additional paid-in capital	46,945	47,522
Accumulated other comprehensive loss	(14,128)	(12,292)
Retained earnings	1,017,497	809,618
Total Stericycle, Inc. Shareholders’ Equity	1,051,166	845,695
Noncontrolling interest	31,925	11,478
Total Shareholders' Equity	1,083,091	857,173
Total Liabilities and Shareholders' Equity	$2,642,513	$2,182,803

* In 2010 Cash and Cash equivalents includes $23 million to be used for recalled product reimbursement, offset by an equivalent amount in accrued liabilities.

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

In thousands, except share and per share data
	Three Months Ended December 31,				Years Ended December 31,
	2010		2009		2010		2009
	(Unaudited)				(Unaudited)		(Audited)
	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
Revenues	393,489	100.0	313,542	100.0	1,439,388	100.0	1,177,736	100.0
Cost of revenues	210,833	53.6	165,696	52.8	770,441	53.5	624,636	53.0
Restructuring costs	181	0.0	704	0.2	1,520	0.1	704	0.1
Gross profit	182,475	46.4	147,142	46.9	667,427	46.4	552,396	46.9
Selling, general and administrative expenses	72,419	18.4	60,206	19.2	268,401	18.6	222,483	18.9
Amortization	3,267	0.8	1,570	0.5	9,919	0.7	5,390	0.5
Total SG&A expense and amortization	75,686	19.2	616776	19.7	278,320	19.3	227,873	19.3
Income from operations before acquisition, integration, and other expenses	106,789	27.1	85,366	27.2	389,107	27.0	324,523	27.6
Transactional expenses related to acquisitions	6,272	1.6	1,915	0.6	9,519	0.7	7,333	0.6
Restructuring costs and plant closure expense	5,744	1.5	905	0.3	6,851	0.5	905	0.1
Litigation settlement	--	0.0	--	0.0	897	0.1	--	0.0
Gain on sale of assets	--	0.0	--	0.0	(2,955)	-0.2	--	0.0
Acquisition integration expenses	859	0.2	630	0.2	4,112	0.3	1,096	0.1
Income from operations	93,914	23.9	81,916	26.1	370,683	25.8	315,189	26.8
Other income (expense):
Interest income	72	0.0	42	0.0	266	0.0	201	0.0
Interest expense	(10,739)	-2.7	(8,884)	-2.8	(37,081)	-2.6	(34,333)	-2.9
Other income (expense), net	(453)	-0.1	(1,105)	-0.4	(2,015)	-0.1	(3,369)	-0.3
Total other income (expense)	(11,120)	-2.8	(9,947)	-3.2	(38,830)	-2.7	(37,501)	-3.2
Income before income taxes	82,794	21.0	71,969	23.0	331,853	23.1	277,688	23.6
Income tax expense	32,037	8.1	26,811	8.6	121,396	8.4	101,299	8.6
Net income	50,757	12.9	45,158	14.4	210,457	14.6	176,389	15.0
Net income attributable to noncontrolling interests	777	0.2	550	0.2	2,578	0.2	698	0.1
Net income attributable to Stericycle, Inc.	49,980	12.7	44,608	14.2	207,879	14.4	175,691	14.9

Earnings per share-diluted	0.57		0.52		2.39		2.03

Weighted average number of common shares outstanding-diluted	87,279,853		86,353,095		86,962,651		86,744,003

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In thousands
	For the Years Ended December 31,
	2010	2009
	(Unaudited)	(Audited)
OPERATING ACTIVITIES:
Net income	$210,457	$176,389
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of assets	(2,955)	--
Stock compensation expense	18,564	14,638
Excess tax benefit of stock options exercised	(24,687)	(10,905)
Depreciation	43,966	34,600
Amortization	9,919	5,390
Deferred income taxes	27,261	22,253
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(20,791)	12,567
Accounts payable	(165)	2,420
Accrued liabilities	57,509	21,464
Deferred revenues	(878)	89
Other assets	7,470	(1,659)
Net cash provided by operating activities	325,670	277,246

INVESTING ACTIVITIES:
Payments for acquisitions and international investments, net of cash acquired	(190,430)	(311,891)
Purchases of short-term investments	(16,955)	385
Proceeds from sale of assets	8,000	1,227
Capital expenditures	(48,320)	(39,910)
Net cash used in investing activities	(247,705)	(350,189)

FINANCING ACTIVITIES:
Repayment of long-term debt	(42,377)	(19,023)
Net payments on senior credit facility	(342,796)	(59,605)
Proceeds from term loan	400,000	215,000
Payments of deferred financing costs	(5,757)	(3,635)
Payments on capital lease obligations	(2,894)	(1,106)
Purchase / cancellation of treasury stock	(94,335)	(75,686)
Proceeds from other issuance of common stock	49,907	14,922
Excess tax benefit of stock options exercised	24,687	10,905
Net cash (used in)/ provided by financing activities	(13,565)	81,772
Effect of exchange rate changes on cash	(3,114)	(2,157)
Net increase in cash and cash equivalents	61,286	6,672
Cash and cash equivalents at beginning of period	15,767	9,095
Cash and cash equivalents at end of period	$77,053	$15,767

NON-CASH ACTIVITIES:
Net issuance of notes payable for certain acquisitions	$77,760	$38,090